SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”), dated as of January 24, 2008 and effective as of December 30, 2007, is by and among APAC CUSTOMER SERVICES, INC., an Illinois corporation (“Borrower”), ATALAYA FUNDING II, LP (“Lender”), and ATALAYA ADMINISTRATIVE LLC, as agent for the Lender (“Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Second Lien Loan and Security Agreement dated as of January 31, 2007, as amended by that certain First Amendment dated as of June 29, 2007 (the “Existing Loan Agreement”) among Borrower, Lender and Agent, a term loan of $15,000,000 was made to Borrower; and

WHEREAS, the parties hereto have agreed to amend the Existing Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:

PART I

DEFINITIONS

SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Loan Agreement” means the Existing Loan Agreement as amended hereby.

“Second Amendment Effective Date” means December 30, 2007.

SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Loan Agreement.

PART II

AMENDMENTS TO EXISTING LOAN AGREEMENT

SUBPART 2.1. Amendment to Definition to Applicable Margin. The definition of Applicable Margin in Section 1 of the Existing Loan Agreement is amended in its entirety so that such definition now reads as follows:

“Applicable Margin” shall mean the Applicable Margin set forth below based on EBITDA for the 12-fiscal month period ending on the last day of each fiscal quarter.

LEVEL	EBITDA	APPLICABLE MARGIN
I	> $15,000,000	7.75%

II	= $15,000,000	8.75%

As of the Second Amendment Effective Date, the Applicable Margin shall be set at the applicable Level II and shall remain in effect until delivery to Agent of Borrower’s compliance certificate in respect of the audited annual financial statements for the Fiscal Year ended on or about December 31, 2007, 10 Business Days after which delivery the Applicable Margin will be adjusted based on the EBITDA for the 12-fiscal month period ending on the last day of such fiscal month. Thereafter, the Applicable Margin shall be adjusted to the extent applicable with respect to the compliance certificate delivered with respect to the last fiscal month of each fiscal quarter of Borrower. Each such change shall take effect 10 Business Days after delivery of such compliance certificate. If Borrower fails to deliver the compliance certificate within the time period required by this Agreement, the Applicable Margin shall conclusively be presumed to equal the applicable Level II from the date such compliance certificate was required to be delivered until 10 Business Days after delivery of such compliance certificate.

SUBPART 2.2. Amendment to Definition to Applicable Margin. The definition of EBITDA in Section 1 of the Existing Loan Agreement is amended in its entirety so that such definition now reads as follows:

“EBITDA” shall mean, with respect to any period, Borrower’s and its Subsidiaries’ net income for such period, plus the sum (without duplication) of all amounts deducted in arriving at such net income amount in respect of (i) interest expense for such period, (ii) federal, state and local income taxes for such period, (iii) amounts properly charged for depreciation of fixed assets and amortization of intangible assets (including, without limitation, goodwill, deferred expenses and organization costs ) for such period, (iv) all cash and non-cash restructuring charges incurred during the period from July 1, 2005 through December 31, 2006 and not to exceed $10,000,000 including those in connection with the Restructuring, (v) the write down of goodwill in the quarter ending September 30, 2005 in an amount not to exceed $11,000,000, (vi) with respect to the period beginning after December 31, 2006 and ending on December 28, 2008, cash and non-cash restructuring charges incurred during such period not to exceed $2,500,000 in any Fiscal Year, (vii) non-cash charges related to the expensing of options for Borrower’s common stock incurred during such period and (viii) non-cash asset impairment charges incurred during such period, all on a consolidated basis.

SUBPART 2.3. Amendment to Section 10. The second sentence of Section 10 is amended in its entirety so that such sentence now reads as follows:

If, during the term of this Agreement, Borrower optionally prepays all or any portion of the Term Loan, Borrower, agrees to pay to Agent, for the benefit of Lender, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to: (i) if such prepayment occurs in full prior to July 1, 2008, two percent (2.0%) of the principal amount of the Term Loan so prepaid; (ii) if such prepayment occurs in part prior to July 1, 2008 (A) up to a principal amount of $5,000,000 of the Term Loan so prepaid, three percent (3%) of any such amount and (B) any principal amount prepaid greater than $5,000,000 but less than the full amount of the Term Loan so prepaid, the greater of (x) the amount of interest that would have accrued on the portion of the Term Loan so prepaid from prepayment, at the applicable rate hereunder as of the date of such prepayment, if such portion of the Term Loan remained outstanding through June 29, 2009 and (y) two percent (2.0%) of the principal amount of the Term Loan so prepaid; provided, however, if the aggregate amount of all partial prepayments made prior to July 1, 2008 is sufficient to prepay the principal amount of the Term Loan in full prior to such date (the date of such aggregate prepayment in full, the “Prepayment in Full Date”), then, within ten (10) Business Days of the Prepayment in Full Date, Agent (on behalf of Lender) shall pay to Borrower an amount equal to (1) the aggregate amount of all prepayment fees actually paid to Administrative Agent (for the benefit of Lender) minus (2) two percent (2.0%) of the aggregate principal amount of the Term Loan so prepaid; (iii) if such prepayment occurs on or after July 1, 2008, but on or prior to June 29, 2009, the greater of (x) the amount of interest that would have accrued on the portion of the Term Loan so prepaid from prepayment, at the applicable rate hereunder as of the date of such prepayment, if such portion of the Term Loan remained outstanding through June 29, 2009 and (y) two percent (2.0%) of the principal amount of the Term Loan so prepaid; (iv) if such prepayment occurs after June 29, 2009, but before June 29, 2010, one percent (1.0%) of the principal amount of the Term Loan so prepaid; or (v) $0 if such prepayment occurs on or after June 29, 2010.

Amendment to Section 14(a). FINANCIAL COVENANTS.

Until payment and satisfaction in full of all Liabilities and the termination of this Agreement, unless Borrower obtains Requisite Lenders’ prior written consent waiving or modifying any of Borrower’s financial covenants hereunder in any specific instance, Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

(a) Maximum Restructuring Cash Disbursements.

Borrower shall not make cash disbursements in respect of restructuring charges accrued on or after July 1, 2005 (including, as applicable and without limitation, with respect to the Restructuring Plan) in excess of (i) $4,500,000 in the aggregate for the Fiscal Year ending on or about December 31, 2007 and (ii) the sum of (x) $1,500,000 plus (y) an amount, not to exceed $1,000,000, equal to $4,500,000 minus the amount of cash disbursements actually made in respect of such restructuring charges for the Fiscal Year ending on or about December 31, 2007, in the aggregate for the Fiscal Year ending on or about December 31, 2008.

(b) Fixed Charge Coverage.

Subject to adjustment pursuant to Section 14(e) below, Borrower shall not permit the ratio of its EBITDA to Fixed Charges for any period set forth below to be less than the amount set forth below for such period:

Period	Amount
Twelve consecutive fiscal months ending on or about December 31, 2007	1.10 to 1.0
Twelve consecutive fiscal months ending on or about January 31, 2008	1.10 to 1.0
Twelve consecutive fiscal months ending on or about February 29, 2008	1.10 to 1.0
Twelve consecutive fiscal months ending on or about March 31, 2008	1.10 to 1.0
Twelve consecutive fiscal months ending on or about April 30, 2008	1.00 to 1.0
Twelve consecutive fiscal months ending on or about May 31, 2008	1.00 to 1.0
Twelve consecutive fiscal months ending on or about June 30, 2008	1.00 to 1.0
Twelve consecutive fiscal months ending on or about July 31, 2008	1.00 to 1.0
Twelve consecutive fiscal months ending on or about August 31, 2008	1.00 to 1.0
Twelve consecutive fiscal months ending on or about September 30, 2008	1.00 to 1.0
Twelve consecutive fiscal months ending on or about October 31, 2008	1.00 to 1.0
Twelve consecutive fiscal months ending on or about November 30, 2008	1.00 to 1.0
Twelve consecutive fiscal months ending on or about December 31, 2008	1.10 to 1.0
Twelve consecutive fiscal months ending on or about January 31, 2009	1.10 to 1.0
Twelve consecutive fiscal months ending on or about February 28, 2009	1.10 to 1.0
Twelve consecutive fiscal months ending on or about March 31, 2009	1.10 to 1.0
Twelve consecutive fiscal months ending on or about April 30, 2009	1.15 to 1.0
Twelve consecutive fiscal months ending on or about May 31, 2009	1.15 to 1.0
Twelve consecutive fiscal months ending on or about June 30, 2009	1.15 to 1.0
Twelve consecutive fiscal months ending on or about July 31, 2009	1.20 to 1.0
Twelve consecutive fiscal months ending on or about August 31, 2009	1.20 to 1.0
Twelve consecutive fiscal months ending on or about September 30, 2009	1.20 to 1.0
Twelve consecutive fiscal months ending on or about October 31, 2009	1.25 to 1.0
Twelve consecutive fiscal months ending on or about November 30, 2009	1.25 to 1.0
Each period of twelve consecutive fiscal months thereafter, commencing with the twelve consecutive fiscal months ending on or about December 31, 2009	1.25 to 1.0

(c) EBITDA.

Borrower shall not permit EBITDA for the specified periods below to be less than the corresponding specified amount for such period:

Period	Amount
Twelve consecutive fiscal months ending on or about December 31, 2007	$8,250,000
Twelve consecutive fiscal months ending on or about January 31, 2008	$7,900,000
Twelve consecutive fiscal months ending on or about February 29, 2008	$8,275,000
Twelve consecutive fiscal months ending on or about March 31, 2008	$8,050,000
Twelve consecutive fiscal months ending on or about April 30, 2008	$8,700,000
Twelve consecutive fiscal months ending on or about May 31, 2008	$9,500,000
Twelve consecutive fiscal months ending on or about June 30, 2008	$9,500,000
Twelve consecutive fiscal months ending on or about July 31, 2008	$9,750,000
Twelve consecutive fiscal months ending on or about August 31, 2008	$10,500,000
Twelve consecutive fiscal months ending on or about September 30, 2008	$11,475,000
Twelve consecutive fiscal months ending on or about October 31, 2008	$12,500,000
Twelve consecutive fiscal months ending on or about November 30, 2008	$13,500,000
Twelve consecutive fiscal months ending on or about December 31, 2008	$14,000,000
Twelve consecutive fiscal months ending on or about January 31, 2009	$14,250,000
Twelve consecutive fiscal months ending on or about February 28, 2009	$14,500,000
Twelve consecutive fiscal months ending on or about March 31, 2009	$14,750,000
Twelve consecutive fiscal months ending on or about April 30, 2009	$15,000,000
Twelve consecutive fiscal months ending on or about May 31, 2009	$15,250,000
Twelve consecutive fiscal months ending on or about June 30, 2009	$15,500,000
Twelve consecutive fiscal months ending on or about July 31, 2009	$15,750,000
Twelve consecutive fiscal months ending on or about August 31, 2009	$16,000,000
Twelve consecutive fiscal months ending on or about September 30, 2009	$16,500,000
Twelve consecutive fiscal months ending on or about October 31, 2009	$17,000,000
Twelve consecutive fiscal months ending on or about November 30, 2009	$17,500,000
Each period of twelve consecutive fiscal months thereafter, commencing with the twelve consecutive fiscal months ending on or about December 31, 2009	$18,000,000

(d) Leverage.

Borrower shall not permit the ratio of its aggregate indebtedness for borrowed money (including capitalized leases) as of the last day of each fiscal month ending on or about each date set forth below, to EBITDA for the period of twelve (12) consecutive fiscal months ending on the last date of such fiscal month, to exceed the ratio set forth below for the fiscal month ending on or about the corresponding date set forth below:

On or about the following Dates	Ratio
December 31, 2007	3.75 to 1.0
January 31, 2008	4.25 to 1.0
February 29, 2008	4.05 to 1.0
March 31, 2008	3.75 to 1.0
April 30, 2008	3.75 to 1.0
May 31, 2008	3.50 to 1.0
June 30, 2008	3.50 to 1.0
July 31, 2008	3.50 to 1.0
August 31, 2008	3.25 to 1.0
September 30, 2008	2.75 to 1.0
October 31, 2008	2.75 to 1.0
November 30, 2008	2.50 to 1.0
December 31, 2008 and the last day of each fiscal month thereafter	2.50 to 1.0

(e) Capital Expenditures.

Borrower shall not permit the aggregate amount of all Capital Expenditures made by Borrower and its Subsidiaries to exceed (i) $4,000,000 during the first two fiscal quarters of any Fiscal Year and (ii) $7,000,000 in any Fiscal Year; provided that, commencing with the period of twelve consecutive fiscal months ending on or about June 30, 2008, and continuing thereafter as of the last day of each fiscal month for the twelve consecutive fiscal months then ending, if the ratio of its EBITDA to Fixed Charges for any period of calculation specified in Section 14(b) exceeds 1.10 to 1.0 (as evidenced in the compliance certificate delivered with respect to the last month of such period), the amount of Capital Expenditures permitted to be made by Borrower and its Subsidiaries pursuant to this clause (ii) for such Fiscal Year shall, at the request of Borrower, be increased by an amount equal to the product of such excess times EBITDA for such calculation period. For the avoidance of doubt and as an example only, should Borrower achieve a ratio of EBITDA to Fixed Charges of 1.15 to 1.00 for the period of twelve consecutive fiscal months ending on or about June 30, 2008 with EBITDA for the immediately preceding 12 fiscal month period equal to $10,000,000, Borrower may, at its request, increase the amount of Capital Expenditures permitted to be made by Borrower and its Subsidiaries pursuant to clause (ii) of this Section 14(e) for the Fiscal Year ending on or about December 31, 2008 by $500,000. Notwithstanding the foregoing adjustment provision, (i) in no event shall aggregate Capital Expenditures made by Borrower and its Subsidiaries exceed $8,250,000 in any Fiscal Year, and (ii) during any period in which Borrower elects to increase Capital Expenditures pursuant to this Section 14(e), Borrower shall not permit the ratio of its EBITDA to Fixed Charges for any applicable calculation period to be less than 1.10 to 1.0, notwithstanding any less restrictive provision of Section 14(b) to the contrary.

PART III

CONDITIONS TO EFFECTIVENESS OF PART II

SUBPART 3.1. Second Amendment Effective Date. This Amendment shall be and become effective as of the date hereof when all of the conditions set forth in this Part III shall have been satisfied (the “Second Amendment Effective Date”) (it being understood and agreed that the remainder of this Amendment shall be effective upon the execution and delivery hereof by the parties hereto), and after the Second Amendment Effective Date this Amendment shall be known, and may be referred to, as the “Second Amendment.”

SUBPART 3.2. Execution of Counterparts of Documents. The Agent shall have received fully executed counterparts of this Amendment.

SUBPART 3.3. Warrant. The Lender shall have received a fully executed copy of a warrant in favor of Atalaya Funding LLC and its permitted successors and assigns to purchase shares of common stock of Borrower in form and substance acceptable to Lender (the “Warrant”). Notwithstanding Section 13(d) of the Existing Loan Agreement to the contrary, the Agent and Lender acknowledge and consent to the execution and delivery of the Warrant by the Borrower.

SUBPART 3.4. Fees and Expenses. Borrower shall have paid all fees and expenses (including attorneys fees) of the Agent and the Lender in connection with this Amendment including without limitation (i) the expenses incurred in connection with the drafting, reviewing, execution and delivery of this Amendment and (ii) certain travel expenses of the Agent in the amount of $1,242.56.

PART IV

MISCELLANEOUS

SUBPART 4.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.2. References in Other Agreements. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Existing Loan Agreement (including without limitation the Schedules thereto) to the “Agreement”, and all references in the Other Agreements to the “Loan Agreement”, shall be deemed to refer to the Amended Loan Agreement.

SUBPART 4.3. Fee. Borrower hereby covenants and agrees to pay to Agent, within one (1) Business Day of the date hereof, a fee in respect of the transactions contemplated hereby in the amount of $138,000.

SUBPART 4.4. Representations and Warranties of Borrower. Borrower hereby represents and warrants that (a) the representations and warranties contained in Section 11 of the Existing Loan Agreement (after giving effect to the amendments contained herein) are correct in all material respects on and as of the date hereof as though made on and as of such date and (b) no Default or Event of Default exists under the Existing Loan Agreement (after giving effect to the amendments contained herein) on and as of the date hereof. Without limitation of the preceding sentence, Borrower hereby expressly re-affirms the validity, effectiveness and enforceability of each Other Agreement to which it is a party (in each case, as the same may be modified by the terms of this Amendment).

SUBPART 4.5. Counterparts. This Amendment may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SUBPART 4.6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Remainder of page intentionally blank. Signature page follows.

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	APAC CUSTOMER SERVICES, INC.
By:/s/ George H. Hepburn

Title: Senior Vice President and Chief Financial Officer

AGENT:	ATALAYA ADMINISTRATIVE LLC
as Agent
By: /s/Ivan Q. Zinn

Title:

LENDER:	ATALAYA FUNDING II LP,

as a Lender
By: /s/ Ivan Q. Zinn

Title: